Exhibit 99.1

Combined financial statements of the Activated Carbon and Filter Aid Business of Arkema December 31, 2015

1	Combined financial statements		2

	1.1	Report of indepedant auditor on the combined Financial Statements	2

	1.2	Combined Income Statement, Statement of Comprehensive Income, Balance Sheet and Statement of Changes in Parent’s Net Investment attribuable to the combined Group as of and for the year ended 31 December 2015	3

	1.3	Notes to the combined Financial Statements	8

	A.	Basis of preparation	8

	B.	Accounting policies	10

	C.	Notes to the combined financial statements	17

	Note 1	Research and development expenses	17

	Note 2	Other expenses	17

	Note 3	Financial expenses	17

	Note 4	Income taxes	18

	Note 5	Intangible assets	19

	Note 6	Property, plant and equipment	20

	Note 7	Other non-current assets	21

	Note 8	Inventories	21

	Note 9	Accounts receivable, other receivables and prepaid expenses	21

	Note 10	Provisions for pensions and other employee benefits	22

	Note 11	Other provisions	23

	Note 12	Net Debt	24

	Note 13	Management of risks related to financial assets and liabilities	24

	Note 14	Accounts payable, other creditors and accrued liabilities	24

	Note 15	Personnel expenses	25

	Note 16	Related parties	25

	Note 17	Information on cash flows	25

	Note 18	Off-balance sheet commitments	26

	Note 19	Subsequent events	26

	D.	Scope of combination at 31 December 2015	27

1                                                  COMBINED FINANCIAL STATEMENTS

1.1                                        REPORT OF INDEPEDANT AUDITOR ON THE COMBINED FINANCIAL STATEMENTS

CECA S.A.

89, boulevard National

92250 La Garenne Colombes

France

We have audited the accompanying combined financial statements of the Activated Carbon and Filter Aid Business of Arkema, which comprise the combined balance sheet as of December 31, 2015, and the related combined income statement, combined statement of other comprehensive income, combined cash flow statement and combined statement of changes in equity for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Basis for qualified audit opinion

The combined financial statements of the Activated Carbon and Filter Business of Arkema do not include the full comparative financial information as of and for the year ended December 31, 2014 required under IFRS (IAS1.38).

Opinion

In our opinion, except for the effects of the matter described above, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Activated Carbon and Filter Aid Business of Arkema as of December 31, 2015, and the combined results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

September 27, 2016

Paris, France

Ernst & Young Audit

Denis Thibon

Partner

1.2                                        COMBINED INCOME STATEMENT, STATEMENT OF COMPREHENSIVE INCOME, BALANCE SHEET AND STATEMENT OF CHANGES IN PARENT’S NET INVESTMENT ATTRIBUABLE TO THE COMBINED GROUP AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015

COMBINED INCOME STATEMENT

(In thousands of euros)	Notes	2015
Sales		93,239
Operating expenses		(76,977)
Research and development expenses	(C1)	(585)
Selling and administrative expenses		(7,041)
Operating income before other expenses		8,636
Other expenses	(C2)	(246)
Operating income		8,390
Financial expenses	(C3)	(148)
Income taxes	(C4)	(3,207)
Net income		5,035
Of which: non-controlling interests		—
Net income - Group share		5,035

COMBINED STATEMENT OF COMPREHENSIVE INCOME

(In thousands of euros)	Notes	2015
Net income		5,035
Actuarial gains and losses	(C10)	(245)
Deferred taxes on actuarial gains and losses		84
Total income and expenses recognized directly through parents’ net investments		(161)
Comprehensive income		4,874
Of which: non-controlling interests		—
Comprehensive income — Group share		—

COMBINED BALANCE SHEET

(In thousands of euros)	Notes	2015
ASSETS
Intangible assets, net	(C5)	2,886
Property, plant and equipment, net	(C6)	28,581
Financial assets		17
Deferred tax assets	(C4)	2,111
Other non-current assets	(C7)	32
TOTAL NON-CURRENT ASSETS		33,627
Inventories	(C8)	15,808
Accounts receivable	(C9)	17,387
Other receivables and prepaid expenses	(C9)	1,520
Income taxes recoverable		158
Cash and cash equivalents	(C12)	5
TOTAL CURRENT ASSETS		34,878
TOTAL ASSETS		68,505
LIABILITIES AND PARENT’S NET INVESTMENT
Parent’s Net Investment		39,385
Other comprehensive income		297
Total Parent’s Net Investment attributable to the combined Group		39,682
Non-controlling interests		0
TOTAL PARENT’S NET INVESTMENT		39,682
Deferred tax liabilities	(C4)	1,095
Provisions for pensions and other employee benefits	(C10)	4,707
Other provisions	(C11)	1,057
TOTAL NON-CURRENT LIABILITIES		6,859
Accounts payable	(C14)	11,960
Other creditors and accrued liabilities	(C14)	3,278
Income taxes payable		1,369
Current debt	(C12)	5,357
TOTAL CURRENT LIABILITIES		21,964
TOTAL LIABILITIES AND PARENT’S NET INVESTMENT		68,505

COMBINED CASH FLOW STATEMENT

(In thousands of euros)	Notes	2,015
Net income		5,035
Depreciation, amortization and impairment of assets		6,594
Provisions, valuation allowances and deferred taxes		800
Change in working capital	(C17)	(3,688)
(Gains)/losses on sales of assets		26
Cash flow from operating activities		8,767
Intangible assets and property, plant, and equipment additions	(C5 & C6)	(6,601)
Proceeds from sale of intangible assets and property, plant, and equipment		4
Repayment/Increase of long-term loans	(C5 & C6)	68
Cash flow from investing activities		(6,529)
Dividends paid to parent’s net investment		(900)
Excess cash transferred to Parent		(1,377)
Dividends paid to non-controlling interests		—
Current debt increase / (decrease)		41
Cash flow from financing activities	(C12)	(2,236)
Net increase/(decrease) in cash and cash equivalents		2
CASH AND CASH EQUIVALENTS AT END OF PERIOD		5

COMBINED STATEMENT OF CHANGES IN PARENT’S NET INVESTMENT ATTRIBUABLE TO THE COMBINED GROUP

(In thousands of euros)	Parent’s net investments	Other comprehensive income	Total parent’s net investments	Non controlling interest	Total parent’s net investments attribuable to the combined group
Cash dividend	(900)	—	(900)	—	(900)
Excess cash transferred to Parent	(1,377)	—	(1,377)	—	(1,377)
Net income	5,035	—	5,035	—	5,035
Other comprehensive income	—	(161)	(161)	—	(161)
At 31 December 2015	39,385	297	39,682	0	39,682

1.3                                        NOTES TO THE COMBINED FINANCIAL STATEMENTS

A.                                             BASIS OF PREPARATION

General

The Arkema Group (“Arkema Group” or “the Parent”) is a significant player in the global chemical industry and Calgon Carbon Corporation, a global leader in the manufacture, supply, reactivation, and application of activated carbons and the manufacture of ballast water treatment (BWT), ultraviolet (UV) light disinfection, and advanced ion-exchange (IX) technologies.

On July 22, 2016 Arkema and Calgon Carbon Corporation, entered into a definitive asset and share purchase agreement regarding the acquisition by Calgon Carbon Corporation of the Activated Carbon and Filter Aid activity of Arkema (“the Group”).

As requested by Calgon Carbon Corporation, in order to provide insight into the historical performance and financial position of the Group, these Combined Financial Statements have been prepared as of and for the year ended December 31, 2015 and in accordance with IFRS as issued by the IASB. The Arkema Group did not prepare nor include the 2014 comparative combined information in the 2015 combined financial statements that would be required under IAS 1.

Business

The Group is a specialty chemical group manufacturing purification and filtration products primarily for the Beverage,  Pharmacy and Agrofood industries, on a worldwide basis.  Its operations are borne by two legal entities comprised within the Arkema Group (CECA  SA  in  France  and  CECA Italiana in Italy).

Scope

Pursuant to the asset and share agreement entered into on July 15, 2016, Calgon Carbon Corporation is to acquire a combination of assets comprising (i) CECA Italiana shares, as well as (ii) inventories, fixed assets, receivables and payables from or to employees and provisions relating to the Purification and Filtration business carved out from CECA SA French operations. This business is operated by several legal entities within the Arkema Group, mainly CECA SA for French operations, CECA Italiana for Italian operations and some Arkema legal entities ensuring distribution or acting as commercial agent in certain geographies (Arkema GmbH in Germany, Arkema Shanghaï Distribution in China, Arkema Quimica in Spain, Arkema Ltd in the UK, Arkema France).

For the purpose of reflecting the historical performance of the Group in 2015 in the combined financial statements, all receivables and payables relating to the Group operations have been included in the combined financial statements.

However, provision and other liabilities relating to litigations which settlement is to be assumed by Arkema and are therefore not transferred to Calgon Carbon Corporation pursuant to the asset and share purchase agreement are not reflected in the combined financial statements.

Adoption of IFRS

Except for the exclusion of the 2014 comparative information discussed above, the Group has applied IFRS standards effective for the period ended 31 December 2015 presented in these combined financial statements, as if these standards had always been in effect (subject to the mandatory and optional IFRS 1 exemptions discussed below).

The Group has applied certain optional exemptions and certain mandatory exceptions as applicable for first-time IFRS adopters. Estimates made by the Group in preparing its first IFRS financial statements reflect the facts and circumstances at the time such estimates were made. Accordingly, the estimates made by the Group to prepare these Combined Financial Statements and, the carrying-values of the Group’s assets and liabilities are consistent with those made in the historical reporting of financial information to the Parent.

Basis of combination

The list of legal entities and business units included within these Combined Financial Statements, which together form the Group business are listed in Note D. These entities were historically under the common control of Arkema and managed as a single operating business within Arkema Group. However, as these entities did not form a legal group, these financial statements are prepared on a combined basis.

These Combined Financial Statements have been prepared from the consolidated accounting records of Arkema Group and reflect the historical bases of Arkema Group in the assets, liabilities and results of operations of the Group.

All intercompany accounts and transactions between the combined entities have been eliminated on combination. All transactions and balances with the Parent entity or the rest of the Parent’s group are reflected as related party transactions and balances.

Parent’s Net Investment is shown in lieu of ‘Shareholders’ equity’ in these Combined Financial Statements and represents the sum of accumulated capital invested by Arkema Group, accumulated earnings of the Group operations and theoretical equity generated by the carve-out operations.

For the purpose of the establishment of the Combined Financial Statements:

•                  Environment tests of the Legnago site; Maintenance costs of the Morgongiori site; Maintenance costs of the Piotello site and One-off external costs in relation with the implementation of a new workshop at Parentis are recorded as “other expenses”.

•                  The following items have been measured and recorded based on preliminary list of employees transferred :

•                  CICE tax credit

•                  Balances relating to employee payables (bonuses, social charges, paid holidays)

•                  Provisions for retirement indemnities and jubilee have been calculated using Arkema Group actuarial assumptions

•                  Liability estimated relating to CECA work exemption scheme

•                  Management fees relating to the following items are not included in the Combined Financial Statements (€323 thousand for CECA Italiana ; N/A for CECA SA since it is an asset deal) :

•                  Royalties from Arkema’s logo

•                  Central management fees from Arkema

•                  Hosting costs of some Arkema subsidiaries (other than the sold perimeter)

•                  CECA SA’s CEO related costs

•                  The following elements were estimated based on allocation keys:

•                  Legal profit sharing (which is calculated based on financial and accounting aggregates derived from CECA SA statutory accounts, in accordance with French law) granted to the employees of CECA SA: this allocation is carried out on an EBIT pro-rata basis, i.e. based on the share of the Business’ EBIT in CECA SA EBIT.

•                  Non Trade Working Capital requirement and related P&L impacts are based on relevant specific allocation keys (such as but not limited to sales, EBIT and headcounts).

•                  Dividend: CECA Italiana dividend on 2014 results is supposed to be fully paid to the Parent entity in 2015. CECA France dividend on 2014 results is supposed to be paid as of January 1st, 2015.

The Group has historically operated as part of Arkema Group and not as a separate stand-alone entity. Accordingly, these Combined Financial Statements do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Group operated as a stand-alone entity apart from Arkema Group for the periods presented, and may also not be indicative of the Group’s future performance.

Management believes that the assumptions and allocation methodologies are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Group been operating as a separate entity apart from Arkema Group.

Financing

These Combined Financial Statements reflect the cash and debt balances and related interest income and expense historically recorded by the Group legal entity CECA Italy. It includes intercompany debt with the Parent and its other subsidiaries.

In France, the Group operation has not been managed as a separate legal entity and the sold perimeter does not contain any cash nor debt as of January 1st, 2015 and as of December 31st, 2015. The cash generated during the year 2015 by the Group in France is directly transferred in excess cash to Parent entity.

Taxation

In certain jurisdictions, the Group’s operations were included in the same taxable entity as other Parent operations. For the purposes of these Combined Financial Statements, income taxes are presented as if the Group had filed separate tax returns (i.e., separately from the Parent’s operations) in the material jurisdictions in which it operates.

B.                                             ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these Combined Financial Statements are set out below. These policies have been applied consistently to all years presented, unless otherwise stated. They are consistent with the accounting principles of Arkema Group. These Combined Financial Statements are prepared according to the historical cost principle.

1-             Combination principles

All material transactions between combined companies, and all intercompany profits, have been eliminated.

The Group’s combined financial statements at 31 December 2015 were prepared by Arkema and were approved by Mr. Marc-Antoine Mallet, CEO of CECA SA, on September 26, 2016.

Except for the exclusion of the 2014 comparative information, the Group has applied IFRS standards as issued by the IASB at December 31, 2015.

Full combination

Companies or activities controlled directly or indirectly by the Group are fully combined.

2-             New standards, interpretations and amendments applicable as from January 1, 2015

The standards, amendments and interpretations published by the IASB and the IFRS IC (IFRS Interpretations Committee) which were not yet in force for years beginning on or after 1 January 2015 and have not been applied early by the Group, are:

Amendments to IAS 1	Presentation of financial statements

Amendments to IAS 16 and IAS 38	Clarification of acceptable methods of depreciation and amortization

Amendments to IFRS 9 and IFRS 7	Mandatory effective date and transition disclosures

Amendments to IFRS 9	Hedge accounting and amendments to IFRS 9, IFRS 7 and IAS 39

Amendments to IFRS 10 and IAS 28	Sale or contribution of assets between an investor and its associate/joint venture

Amendments to IFRS 11	Accounting for acquisitions of interests in joint operations

Amendments to IFRS 15	Effective Date of IFRS 15: 01/01/2018

IFRS 9	Financial instruments

IFRS 14	Regulatory deferral accounts

IFRS 15	Revenue from contracts with customers

IFRS 16	Leases

Effective date of Amendments to IFRS 10 and IAS 28

IAS 12	Recognition of Deferred Tax Assets for Unrealised Losses

IAS 7	Disclosure Initiative, Clarification to IFRS 15

IFRS 2	Classification and Measurement of Share Based Payment Transactions

Annual improvements to IFRS cycle 2012-2014

Preparation of combined financial statements in accordance with IFRS requires Group management to make estimates and retain assumptions that can have an impact on the amounts recognized in assets and liabilities at the balance sheet date, and have a corresponding impact on the income statement. Management made its estimates and determined its assumptions on the basis of past experience and taking into account different factors considered to be reasonable for the valuation of assets and liabilities. Use of different assumptions could have a material effect on these valuations. The main assumptions made by management in preparing the financial statements are those used for measuring the recoverable value of property, plant and equipment and intangible assets, pension benefit obligations, deferred taxes and provisions. The disclosures provided concerning contingent assets and liabilities and off-balance sheet commitments at the date of preparation of the combined financial statements also involve the use of estimates.

The combined financial statements are prepared in accordance with the historical cost convention, except for certain financial assets and liabilities which are recognized at fair value.

The combined financial statements are presented in thousands of euros, unless otherwise indicated.

The principal accounting policies applied by the Group are presented below.

3-             Foreign currency translation

3.1                     Translation of financial statements of foreign companies

The functional operating currency of foreign companies in the scope of combination is their local currency, in which most of their transactions are denominated. Their balance sheets are translated into euros on the basis of exchange rates at the end of the period; the statements of income and of cash flows are translated using the average exchange rates during the period. Foreign exchange differences resulting from translation of the financial statements of these subsidiaries are recorded either in “Translation adjustments” in parent’s net investment in the combined financial statements for the Group share or in “Non-controlling interests” for the share.

3.2                     Transactions in foreign currencies

In application of IAS 21 “The effects of changes in foreign exchange rates”, transactions denominated in foreign currencies are translated by the entity carrying out the transaction into its functional currency at the exchange rate applicable on the transaction date. Monetary balance sheet items are restated at the closing exchange rate at the balance sheet date. Gains and losses resulting from translation are recognized in recurring operating income, unless they result from unhedged financing, in which case they are included in the financial result.

4-             Goodwill and business combinations

Operations after 1 January 2010

No operation since 1 January 2010.

Operations prior to 31 December 2009

The Group applied IFRS 3. The main points affected by IFRS 3 (revised) are the following:

•             Goodwill was calculated as the difference between the purchase price, as increased by related costs, of shares of combined companies and the Group share of the fair value of their net assets and contingent liabilities at the acquisition date;

•             for any subsequent acquisition in the same entity, the difference between the acquisition cost and book value of non-controlling interests was included in goodwill;

•             price adjustments were included in the cost of the business combination if the adjustment was probable and could be measured reliably;

•             contingent liabilities arising from potential obligations were recognized.

5-             Intangible assets

Intangible assets principally include goodwill, software and IT licences, customer relations, and capitalized research expenses. Intangible assets are recognized in the balance sheet at their acquisition or production cost, less any accumulated amortization and impairment losses recognized.

Intangible assets other than goodwill and customer relations with indefinite useful lives are amortized on a straight-line basis over 3 to 20 years depending on the pattern according to which the entity envisages using the future economic benefits related to the asset.

The main categories of intangible assets and the amortization periods applied by the Group are as follows:

•             Softwares: 3 to 10 years;

•             Licences: term of the contract;

•             REACH registration fees: protection period of study data;

•             Capitalized research expenses: useful life of the project.

5.1                     Goodwill

Goodwill is not amortized. It is subject to impairment tests as soon as any indicators of potential impairment are identified. Impairment tests are performed at least annually. The methodology used for the performance of impairment tests is described in paragraph B7 “Impairment of long-lived assets”.

Goodwill is measured and recognized as described in note B4 “Goodwill and business combinations”.

5.2                     Softwares and IT licences

Software development expenses for the design, programming and test phases are capitalized.

Training costs, expenses related to change management, data transfer and subsequent maintenance costs are recorded as expenses.

5.3                     Research and development costs

Research costs are recognized in expenses in the period in which they are incurred. Grants received are recognized as a deduction from research costs.

Under IAS 38 “Intangible assets”, development costs are capitalized as soon as the Group can demonstrate, in particular:

•             its intention and its financial and technical ability to complete the development project;

•             that it is probable that future economic benefits attributable to the development costs will flow to the enterprise, which also implies having successfully completed the main non-toxicity studies relating to the new product; and

•             that the cost of the asset can be measured reliably.

Grants received in respect of development activities are recognized as a deduction from capitalized development costs if they have been definitively earned by the Group. The Group also receives public financing in the form of repayable advances for the development of certain projects. Repayment of these advances is generally related to the future revenues generated by the development. The Group recognizes these advances in balance sheet liabilities (in the “Other non-current liabilities” caption) taking account of the probability of their repayment.

5.4                     REACH

REACH (Registration Evaluation and Authorisation of Chemicals) is a European program for the registration and the evaluation of chemical substance.

As no specific IFRS IC interpretations exist on the subject, the Group applies the following methods based on IAS 38:

•             when most of the tests required for preparing the registration file have been acquired from a third party, the Group records an operating right in the intangible assets;

•             when most of the expenses involved in preparing the registration file have been carried out internally or outsourced, the Group capitalizes the development costs that meet the requirements for capitalization defined by IAS 38 (see 5.3).

6-             Property, plant & Equipment

6.1                     Gross value

The gross value of items of property, plant and equipment corresponds to their acquisition or production cost in accordance with IAS 16 “Property, plant & equipment”. Gross value is not subject to revaluation.

Equipment subsidies are deducted directly from the cost of the assets which they financed. With effect from 1 January 2009 and in accordance with the revised version of IAS 23, borrowing costs that are directly attributable to financing tangible assets that necessarily take a substantial period of time to get ready for their intended use or sale are eligible for capitalization as part of the cost of the assets for the portion of the cost incurred over the construction period.

Routine maintenance and repairs are charged to income in the period in which they are incurred. Costs related to major maintenance turnarounds of industrial facilities which take place at intervals greater than 12 months are capitalized at the time they are incurred and depreciated over the period between two such turnarounds.

Fixed assets which are held under finance lease contracts, as defined in IAS 17 “Leases”, which have the effect of transferring substantially all the risks and rewards inherent to ownership of the asset from the lessor to the lessee, are capitalized in assets at their market value or at the discounted value of future lease payments if lower (such assets are depreciated using the methods and useful lives described below). The corresponding lease obligation is recorded as a liability. Leases which do not meet the above definition of finance leases are accounted for as operating leases.

6.2                     Depreciation

Depreciation is calculated on a straight-line basis on the basis of the acquisition or production cost. Assets are depreciated over their estimated useful lives by category of asset. The principal categories and useful lives are as follows:

•             Machinery and tools: 5 - 10 years;

•             Transportation equipment: 5 - 20 years;

•             Specialized complex installations: 10 - 20 years;

•             Buildings: 10 - 30 years.

These useful lives are reviewed annually and modified if expectations change from the previous estimates. Such changes in accounting estimate are accounted for on a prospective basis.

7-             Impairment of long-lived assets

The recoverable amount of property, plant and equipment and intangible assets is tested as soon as any indication of impairment is identified. A review to identify if any such indication exists is performed at each year-end. An impairment test is performed at least once a year in respect of goodwill and trademarks with indefinite useful lives.

An asset’s recoverable amount corresponds to the greater of its value in use and its fair value net of costs of disposal.

Tests are performed for each autonomous group of assets, termed Cash Generating Units (CGUs). A CGU is a group of assets whose continued use generates cash flows that are substantially independent of cash flows generated by other groups of assets. They are worldwide business operations, which bring together groups of similar products in strategic, commercial and industrial terms.

The Group is part of the filtration and adsorption CGU of the Arkema Group.

The value in use of a CGU is determined on the basis of the discounted future cash flows that are expected to be generated by the assets in question, based upon Group management’s expectation of future economic and operating conditions over the next 5 years or, when the asset is to be sold, by comparison with its market value. In 2015, the terminal value was determined on the basis of a perpetuity annual growth rate of 1.5% and mid-cycle cash flow. An after-tax rate of 7.5% in 2015 is used to discount future cash flows and the terminal value. Any impairment is calculated as the difference between the recoverable amount and the carrying amount of the CGU. Because of its unusual nature, any such impairment is presented separately in the income statement under the “Other income and expenses” caption. Impairment may be reversed, to the maximum carrying amount that would have been recognized for the asset had the asset not been impaired. Impairment losses on goodwill are irreversible (in application of IFRIC 10, impairment losses on goodwill recognized in previous interim accounting periods cannot be written back).

Sensitivity analyses carried out at 31 December 2015 evaluating the impact of reasonable changes in the basic assumptions, and in particular the impact of a change of plus or minus 1 point in the discount rate and plus or minus 0.5 point in the perpetuity growth rate, have confirmed the carrying amounts of the different CGUs.

8-             Financial assets and liabilities

Financial assets and liabilities principally comprise:

•             other investments;

•             loans and financial receivables included in other non-current assets;

•             accounts receivable;

•             cash and cash equivalents;

•             debt and other financial liabilities (including accounts payable).

8.1                     Other investments

These securities are accounted for, in accordance with IAS 39, as available-for-sale assets and are thus recognized at their fair value. In cases where fair value cannot be reliably determined, the securities are recognized at their historical cost. Changes in fair value are recognized directly through parent’s net investments.

If an objective indicator of impairment in the value of a financial asset is identified, an irreversible impairment loss is recognized, in general through recurring operating income. Such impairment is only reversed via income at the date of disposal of the securities.

8.2                     Loans and financial receivables

These financial assets are recognized at amortized cost. They are subject to impairment tests involving a comparison of their carrying amount to the present value of estimated recoverable future cash flows. These tests are carried out as soon as any indicator inferring that the present value of these assets is lower than their carrying amount is identified. As a minimum such tests are performed at each balance sheet date. Any impairment loss is recognized in recurring operating income.

8.3                     Accounts receivable

Accounts receivable are initially recognized at their fair value. Subsequent to initial recognition, they are recognized at amortized cost. If required, a bad debt provision is recognized on the basis of the risk of non-recovery of the receivables.

8.4                     Cash and cash equivalents

Cash and cash equivalents are liquid assets and assets which can be converted into cash within less than 3 months that are subject to a negligible risk of change in value.

8.5                     Non-current and current debt (including accounts payable)

Non-current and current debt is recognized at amortized cost.

9-             Inventories

Inventories are valued in the combined financial statements at the lower of cost and net realizable value, in accordance with IAS 2 “Inventories”. Cost of inventories is generally determined using the weighted average cost (WAC) method.

Cost of manufactured products inventories includes raw material and direct labour costs, and an allocation of production overheads and depreciation based on normal production capacity. Start-up costs and general and administrative costs are excluded from the cost of manufactured products inventories.

The net realizable value is the sale price as estimated for the normal course of business, less estimated costs for completion and sale.

10-      Provisions for pensions and other long-term benefits

In accordance with IAS 19 (Revised) “Employee benefits”:

•                  payments made in the context of defined contribution plans are recognized in expenses of the period;

•                  obligations in respect of defined benefit plans are recognized and valued using the actuarial projected unit credit method.

Post-employment benefits

For defined benefit plans, the valuation of obligations under the projected unit credit method principally takes into account:

•                  an assumption concerning the date of retirement;

•                  a discount rate which depends on the geographical region and the duration of the obligations;

•                  an inflation rate;

•                  assumptions in respect of future increases in salaries, rates of employee turnover and increases in health costs;

•                  the most recent mortality statistics for the countries concerned.

Returns on plan assets are in line with discount rates.

Differences which arise between the valuation of obligations and forecasts of such obligations (on the basis of new projections or assumptions) and between forecasts and outcomes of returns on plan assets are termed actuarial gains and losses, and are recorded in other non-recyclable comprehensive income.

When a plan is amended or created, the entire past service cost is immediately recognized in the income statement.

A pension asset may be generated where a defined benefit plan is overfunded. The amount at which such an asset is recognized in the balance sheet may be subject to a ceiling, in application of IAS 19.64 and IFRIC 14.

Other long-term benefits

In respect of other long-term benefits, and in accordance with applicable laws and regulations, provisions are recognized using a simplified method. Thus, if an actuarial valuation using the projected unit cost method is required, actuarial gains and losses and all past service costs are recognized immediately in the provision, with a corresponding entry being recognized to the income statement.

The net expense related to pension benefit obligations and other employee benefit obligations is recognized in recurring operating income, with the exception of:

•             the effect of curtailments or settlements of plans, which are presented under the “Other income and expenses” caption in the case of substantial modifications to such plans;

•             the net interest expense and the actuarial gains and losses related to changes in the discount rate on other long-term benefits, which are classified within the financial result caption.

11-      Other provisions and other non-current liabilities

A provision is recognized when:

•             the Group has a legal, regulatory or contractual obligation to a third party resulting from past events. An obligation can also result from Group practices or public commitments that create a reasonable expectation among the third parties in question that the Group will assume certain responsibilities;

•             it is certain or probable that the obligation will lead to an outflow of resources to the benefit of the third party;

•             its amount can be estimated reliably and corresponds to the best possible estimate of the commitment. In exceptional cases where the amount of the obligation cannot be measured with sufficient reliability, disclosure is made in the notes to the financial statements in respect of the obligation.

When it is expected that the Group will obtain partial or total reimbursement of the cost that was provided against, the expected reimbursement is recognized in receivables if, and only if, the Group is virtually certain of the receipt.

Legal expenses required for defence of the Group’s interests are covered by a provision when significant.

Long-term provisions, other than provisions for pensions and post-employment benefit obligations, are not inflation-indexed or discounted as the Group considers that the impact of such adjustments would not be significant.

The current (less than one year) portion of provisions is maintained within the “Other provisions and other non-current liabilities” caption.

12-      Recognition of sales

Sales are measured at the fair value of the consideration received or receivable, net of returns, trade discounts and volume rebates. Sales are recognized on transfer to the purchaser of the risks and rewards related to ownership of the goods, which is determined mainly on the basis of the terms and conditions of the sales contracts.

13-      Income taxes

13.1              Current taxes

Current taxes are the amount of income taxes that the Group expects to pay in respect of taxable profits of combined companies in the period. They also include adjustments to current taxes in respect of prior periods.

The French Finance Act for 2010 introduced the local tax named CET (Contribution Economique Territoriale). One of its components is the contribution based on companies’ value added (Cotisation sur la Valeur Ajoutée des Entreprises — CVAE). After analyzing the methods for determining this contribution in the light of the positions of the IFRS IC and France’s Accounting Standards Authority ANC (Autorité des Normes Comptables) in late 2009, the Group considered that in this specific case, the contribution meets the requirements to be treated as a current tax under IAS 12. The CVAE is therefore classified under “Income taxes” from 1 January 2010.

13.2              Deferred taxes

The Group uses the liability method whereby deferred taxes are recognized based upon the temporary differences between the financial statement and tax basis of assets and liabilities, as well as on tax loss carry forwards and other tax credits, in accordance with IAS 12 “Income taxes”.

Deferred tax assets and liabilities are valued at the tax rates that are expected to apply in the year in which the asset will be realized or the liability settled, on the basis of tax rates (and tax legislation) that have been enacted or virtually enacted at the balance sheet date. The effect of any changes in tax rates is recognized in income for the period, unless it relates to items that were previously debited or credited through equity. Deferred tax assets and liabilities are not discounted.

Deferred tax assets are recognized to the extent that their recovery is probable. In order to assess the likelihood of recovery of such assets, account is notably taken of the profitability outlook determined by the Group and historical taxable profits or losses.

A deferred tax liability is recognized for all taxable temporary differences related to investments in subsidiaries, associates and joint ventures, unless:

•             the Group controls the timing of the reversal of the temporary difference, and

•             it is probable that this difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset if a legally enforceable right to offset current tax assets and liabilities exists and if they relate to income taxes levied by the same tax authority.

14-      Cash flow statements

Cash flows in foreign currencies are translated into euros using the average exchange rates of each period. Cash flow statements exclude foreign exchange differences arising from the translation into euros of assets and liabilities recognized in balance sheets denominated in foreign currencies at the end of the period (except for cash and cash equivalents). In consequence, cash flows cannot be recalculated on the basis of the amounts shown in the balance sheet.

15-      Main accounting and financial indicators

The main performance indicators used are as follows:

•            Operating income: this includes all income and expenses other than financial result, equity in income of affiliates and income taxes;

•            Other expenses: these correspond to a limited number of items of expense of a particularly material nature that the Group presents separately in its income statement in order to facilitate understanding of its recurring operational performance.

•            Operating income before other expenses: this is calculated as the difference between operating income and other income and expenses as previously defined;

•            Working capital: this corresponds to the difference between inventories, accounts receivable, other receivables and prepaid expenses, income tax receivables and other current financial assets on the one hand and accounts payable, other creditors and accrued liabilities, income tax liabilities and other current financial liabilities on the other hand. These items are classified in current assets and liabilities in the consolidated balance sheet;

C.                                             NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1                                                RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are reported net of subsidies. They amount to €585 thousand in 2015 and comprise salaries, purchases, depreciation and amortization.

NOTE 2                                                OTHER EXPENSES

Other expenses amount to €246 thousand in 2015 and comprise one-off items regarding maintenance and capex on sites.

NOTE 3                                                FINANCIAL EXPENSES

Financial result includes the cost of debt, and interest cost related to provisions for pensions and employee benefits.

(In thousands of euros)	2015
Cost of debt	(44)
Financial income/expenses on provisions for pensions and employee benefits	(72)
Other	(32)
FINANCIAL EXPENSES	(148)

NOTE 4                                               INCOME TAXES

4.1                                        INCOME TAX EXPENSE

The income tax expense is broken down as follows:

(In thousands of euros)	2015
Current income taxes	(2,786)
Deferred income taxes	(421)
TOTAL INCOME TAXES	(3,207)

The income tax expense amounts to €3,207 thousand for 2015 including €147 thousand for the CVAE.

4.2                                        ANALYSIS BY SOURCE OF NET DEFERRED TAX ASSE   TS (LIABILITIES)

The analysis by source of the net deferred tax assets (liabilities) is as follows:

(In thousands of euros)	Changes recognized in parent’s net investment	Changes recognized in the income statement	31/12/2015
Provisions for pensions and similar benefits	1,200	(192)	1,008
Other temporarily non-deductible provisions	1,199	(96)	1,103
Deferred tax assets	2,399	(288)	2,111
Excess tax over book depreciation	887	125	1,012
Other temporary tax deductions	75	8	83
Deferred tax liabilities	962	133	1,095
NET DEFERRED TAX ASSETS (LIABILITIES)	1,437	(421)	1,016

Deferred taxes are presented as follows in the balance sheet:

(In thousands of euros)	31/12/2015
Deferred tax assets	2,111
Deferred tax liabilities	1,095
NET DEFERRED TAX ASSETS (LIABILITIES)	1,016

4.3                                        RECONCILIATION BETWEEN INCOME TAX EXPENSE AND PRE-TAX INCOME

(In thousands of euros)	2015
Net income	5,035
Income taxes	(3,207)
Pre-tax income	8,242
French corporate tax rate	34.43%
Theoretical tax expense	(2,838)
Difference between French and foreign income tax rates	98
Permanent differences	(468)
Other differences	—
INCOME TAX EXPENSE	(3,207)

The French corporate tax rate includes the standard tax rate (33.33%) and the additional social contribution (3.3%). In view of the Group’s tax position in France, the exceptional additional 10.7% contribution has not been included in calculating the overall income tax rate, which therefore stands at 34.43%.

The net impact of the CVAE is included in permanent differences.

NOTE 5                                               INTANGIBLE ASSETS

5.1                                        GOODWILL

	31/12/2015
(In thousands of euros)	Gross book value	Accumulated amortization and impairment	Net book value
Goodwill	2,332	0	2,332

The goodwill is related to the acquisition of the Winkelmann entity by CECA Italiana in 2009.

Changes in the net book value of goodwill are as follows:

(In thousands of euros)	2015
Acquisitions	0
Disposals	0
At 31 December	2,332

In 2015, the Group did not recognize any impairment on the Winkelmann goodwill as the carrying amount of CECA Italiana is supported in the context of the disposal of the Activated Carbon and Filter Aid activity of Arkema to Calgon Carbon.

5.2                                                                             OTHER INTANGIBLE ASSETS

	31/12/2015
(In thousands of euros)	Gross book value	Accumulated amortization and impairment	Net book value
Customer relations	200	0	200
Software and IT licences	1,565	(1,524)	41
REACH	453	(139)	314
TOTAL	2,218	(1,663)	555

REACH (Registration Evaluation and Authorisation of Chemicals) is a European program for the registration and the evaluation of chemical substance.

Changes in the net book value of intangible assets are as follows:

(In thousands of euros)	2015
Acquisitions	78
Amortization and impairment	(57)
Disposals	—
Others	3
At 31 December	555

In 2015, the Group did not recognize any impairment on its other intangible assets.

NOTE 6                                               PROPERTY, PLANT AND EQUIPMENT

	31/12/2015
(In thousands of euros)	Gross book value	Accumulated amortization and impairment	Net book value
Land and buildings	28,255	(22,545)	5,710
Complex industrial facilities	80,864	(64,344)	16,520
Other property, plant and equipment	28,535	(23,445)	5,090
Construction in progress	1,261	—	1,261
TOTAL	138,915	(110,334)	28,581

Changes in the net book value of property, plant and equipment are as follows:

(In thousands of euros)	2015
Acquisitions	6,521
Amortization and impairment	(6,537)
Disposals	(30)
Others	(3)
At 31 December	28,581

NOTE 7                                               OTHER NON-CURRENT ASSETS

	31/12/2015
(In thousands of euros)	Gross value	Impairment	Net value
Loans and advances	32	0	32
TOTAL	32	0	32

NOTE 8                                               INVENTORIES

(In thousands of euros)	31/12/2015
INVENTORIES (COST)	20,129
Valuation allowance	(4,321)
INVENTORIES (NET)	15,808
Of which:
Raw materials and supplies	5,320
Finished products	10,488

NOTE 9                                               ACCOUNTS RECEIVABLE, OTHER RECEIVABLES AND PREPAID EXPENSES

At 31 December 2015, accounts receivable net of a bad debt provision amount to €17,387 thousand. Other receivables and prepaid expenses amount to €1,520 thousand at 31 December 2015, including €1,366 thousand of VAT.

NOTE 10                                         PROVISIONS FOR PENSIONS AND OTHER EMPLOYEE BENEFITS

(In thousands of euros)	2015
Pension obligations	3,368
Post-employment benefits	3,368
Long service awards	1,187
Other long-term benefits	152
Other long-term benefits	1,339
PROVISIONS FOR PENSIONS AND OTHER EMPLOYEE BENEFITS	4,707

In accordance with the laws and practices of each country, the Group participates in employee benefit plans offering retirement and similar coverage, and special termination benefits. These plans provide benefits based on various factors including length of service, salaries, and contributions made to the national bodies responsible for the payment of benefits.

10.1                                 EXPENSE IN THE INCOME STATEMENT

The expense related to defined benefit plans and long service awards is broken down as follows:

	2015
(In thousands of euros)	Pension obligations	Long service awards	Other long-term benefits	Total
Current service cost	144	131	—	275
Interest expense	48	24	—	72
Actuarial gains and losses recognized in combined income	—	65	—	65
(INCOME) / EXPENSE	192	220	—	412

10.2                                 CHANGE IN NET PROVISIONS OVER THE PERIOD

	2015
(In thousands of euros)	Pension obligations	Long service awards	Other long-term benefits	Total
Expense for the year	192	220	—	412
Net benefits paid by the employer	(316)	(167)	(110)	(593)
Actuarial gains and losses recognized in comprehensive income	(245)	—	—	(245)
Net liability / (asset) at end of year	3,368	1,187	152	4,707

10.3                                 PENSIONS AND OTHER EMPLOYEE BENEFITS BY GEOGRAPHICAL AREA

	2015
(In thousands of euros)	France	Italy	Total
Pension obligations	2,927	441	3,368
Long service awards	1,186	—	1,186
Other long-term benefits	152	—	152
TOTAL	4,266	441	4,707

10.4                                 ACTUARIAL ASSUMPTIONS

The main assumptions for pension benefit commitments are as follows:

France
Discount rate	2%
Rate of increase in salaries	1.5%

The discount rate is determined based on indexes covering bonds by AA-rated issuers, with maturities consistent with the duration of the above obligations.

A change of plus or minus 0.50 points in the discount rate has the following effects at 31 December 2015:

Pension obligations
(In thousads of euros)	France
Increase of 0.50	(153)
Decrease of 0.50	166

Long service awards
(In thousads of euros)	France
Increase of 0.50	(49)
Decrease of 0.50	53

A change of plus or minus 0.50 points in the salary increase rate has the following effects at 31 December 2015:

Pension obligations
(In thousads of euros)	France
Increase of 0.50	165
Decrease of 0.50	(153)

Long service awards
(In thousads of euros)	France
Increase of 0.50	51
Decrease of 0.50	(48)

NOTE 11                                         OTHER PROVISIONS

(In thousands of euros)	2015
Increases in provisions	66
Reversals from provisions on use	(15)
Reversals of unused provisions	—
At 31 December 2015	1,057
Of which less than one year	—
Of which more than one year	1,057

NOTE 12                                         NET DEBT

(In thousands of euros)	31/12/2015
Current account	5,357
Current debt	5,357
Debt	5,357
Cash and cash equivalents	5
NET DEBT	5,362

The debt is related to the current account with Arkema and is fully denominated in euros.

NOTE 13                                         MANAGEMENT OF RISKS RELATED TO FINANCIAL ASSETS AND LIABILITIES

The Group’s businesses expose it to various risks, including market risks, credit risk and liquidity risk.

13.1                                 FOREIGN CURRENCY RISK

Since most of the purchases and sales of the Group are denominated in Euros, the foreign currency risk is non-significant.

13.2                                 INTEREST RATE RISK

The Group’s debt is borrowed through the current account with the Arkema Group at a variable rate calculated as EONIA + 0.4%

13.3                                 LIQUIDITY RISK

The liquidity risk is carried by the Arkema Group which is financing the Group through the current account.

13.4                                 CREDIT RISK

The Group is potentially exposed to credit risk on its accounts receivable.

Credit risk on accounts receivable is limited because of the large number of its customers and their geographical dispersion. No customer represented more than 5% of Group sales in 2015. The Group’s general policy for managing credit risk involves assessing the solvency of each new customer before entering into business relations: each customer is allocated a credit limit, which constitutes the maximum level of outstandings (receivables plus orders) accepted by the Group, on the basis of the financial information obtained on the customer and the analysis of solvency carried out by the Group. These credit limits are revised regularly and, in any case, every time that a material change occurs in the customer’s financial position. Customers who cannot obtain a credit limit because their financial position is not compatible with the Group’s requirements in terms of solvency only receive deliveries when they have paid for their order.

For several years, the Group has covered its accounts receivable credit risk through a global credit insurance programme. On account of the statistically low bad debt rate experienced by the Group, the rate of cover is significant. Customers with whom the Group wishes to continue commercial relations but which are not covered by this insurance are subject to specific centralized monitoring.

In addition, the Group’s policy for recognizing bad debt provisions in respect of receivables not covered by credit insurance, or the portion of receivables that are not so covered, has two components: receivables are individually provided against as soon as a specific risk of loss (economic and financial difficulties of the customer in question, entry into receivership, etc.) is clearly identified.  The Group may also recognize general provisions for receivables that are overdue for such a period that the Group considers that a statistical risk of loss exists. These periods are adapted depending on the Business Lines and the geographical regions in question.

NOTE 14                                         ACCOUNTS PAYABLE, OTHER CREDITORS AND ACCRUED LIABILITIES

Accounts payable amount to €11,960 thousand at 31 December 2015.

Other creditors and accrued liabilities amount to €3,278 thousand at 31 December 2015 and mainly comprise accrued employees benefits and vacation pay, social contributions and tax liabilities.

NOTE 15                                         PERSONNEL EXPENSES

Personnel expenses include €18,406 thousand of wages, salaries and social charges.

NOTE 16                                         RELATED PARTIES

The purpose of the present note is to present the transactions that exist between the Group and the Arkema Group.

(In thousands of euros)	2015
Long term financial assets	0
Trade receivables	342
Other receivables	0
Total assets	342
Trade payable	27
Current debt	5,357
Total liabilities	5,384
Sales	455
Costs of Goods Sold	0
Interest paid	(44)
Dividends paid	(900)
Excess cash transferred to Parent	(1,377)

NOTE 17                                         INFORMATION ON CASH FLOWS

Details of the change in working capital are as follows:

(In thousands of euros)	31/12/2015
Inventories	1,710
Accounts receivable	904
Other receivables including income taxes	(459)
Accounts payable	1,503
Other liabilities including income taxes	30
Change in working capital	3,688

NOTE 18                                         OFF-BALANCE SHEET COMMITMENTS

The main commitments given are summarized in the table below:

(In thousands of euros)	31/12/2015
Bank guarantees	1,170
Contractual guarantees	869
Bails guarantees	1,941
TOTAL	3,981

No significant commitments received.

NOTE 19                                         SUBSEQUENT EVENTS

The Pioltello site owned by CECA Italiana has been sold to Arkema Srl as at 1 July 2016 for €1.4 million. The gain on the disposal, net of tax, amounts to €0.9 million.

D.                                             SCOPE OF COMBINATION AT 31 DECEMBER 2015

The percentage of control indicated below also corresponds to the Group’s ownership interest.

Ceca France : purification and filtration business	France	100.00	FC
Ceca Italiana Srl	Italy	100.00	FC